Exhibit 99.1

Inseego Reports Third Quarter 2017 Financial Results
Company Meets Guidance and Reports Significant Progress on Customers, Technology, and Operations
SAN DIEGO—November 2, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of mobile broadband hardware and software-as-a-service (“SaaS”) solutions for the Internet of Things (“IoT”), today reported results for the third quarter ended September 30, 2017. The Company reports third quarter revenues of $57.5 million, GAAP net loss of $13.8 million or a loss of $0.23 per share, non-GAAP net loss of $3.1 million or a loss of $0.05 per share, and adjusted EBITDA of $1.5 million. Non-GAAP operating expenses have been reduced by $21.4 million on an annualized basis since the first quarter 2017. Ctrack revenues were $15.2 million, non-GAAP gross margin was 68.3%, and adjusted EBITDA was $2.7 million. Cash and cash equivalents at the end of the period, including restricted cash, was $20.0 million.
“We made tremendous progress in Q3 with improvements across the board in technology, supply chain, customer wins and company efficiencies and processes,” said Dan Mondor, CEO of Inseego. “The market opportunities for mobile, IoT technologies and enterprise SaaS platforms have never been better.”
Recent Business Highlights

–	Announced collaboration with Verizon and Qualcomm to expedite trials and wide-scale commercial deployment of 5G NR technology.

–	Inseego was selected by a major US airline for its aviation connected assets application marking the first major US win for the Ctrack solution, a major milestone for the Company.

–	Launched MiFi 7000 hotspot for global markets, leveraging the development investment of the MiFi 7730L.

–	Demonstrated 1.2 Gbps speed on next generation MiFi hotspot at Mobile World Congress Americas.

–	Awarded a smart city IoT deployment with a global system integrator for a large US city.

–	Ctrack subscribers grew 3% sequentially and 13% year over year.

–
Closed a $48 million refinance maturing August 2020, providing additional liquidity while paying off the previous term loan originally maturing in May of 2018 and extinguishing $14.9 million of convertible senior notes.

–	Brought on a new contract manufacturer in the third quarter, which will contribute cost savings and result in higher gross margins for our MiFi products.

–	Executed upon detailed restructuring plans for each geographic region and business line, achieved non-GAAP operating expense reductions of $2.7 million from the second quarter to the third quarter.

–	Added key management hires, including Chief Financial Officer, Chief Strategy Officer and Chief Marketing Officer.
“There is a tremendous opportunity here to expand on an already strong brand portfolio and drive continuous shareholder value.” said Steve Smith, CFO of Inseego. “We have a lot of work ahead and need to relentlessly focus on key deliverables. With respect to the outlook, on a consolidated basis, we expect adjusted EBITDA to increase sequentially over the next several quarters. We expect growth in adjusted EBITDA despite an anticipated MiFi revenue decline in the fourth quarter due to the effect from prior supply issues as well as seasonality in the quarter. We are positioned to achieve positive adjusted free cash flow in the first quarter of 2018.”
Fourth Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the fourth quarter of 2017 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.

Inseego Consolidated	Fourth Quarter 2017 Outlook
Revenue	$45.0 million - $50.0 million
Adjusted EBITDA	$2.0 million - $3.0 million

Ctrack
Revenue	$15.5 million - $16.0 million
Adjusted EBITDA	$3.0 million - $3.3 million
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of two weeks. An audio replay of the conference call will also be available beginning one hour after the call, through November 16, 2017. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10097519#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of MiFi®-branded intelligent wireless solutions for the worldwide mobile communications market and software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Inseego North America (formerly Feeney Wireless). The Company is headquartered in San Diego, California. www.inseego.com
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the fourth quarter ending December 31, 2017 and our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company's expectations include (1) the future demand for wireless broadband access to data and fleet management software and services; (2) the growth of wireless wide-area networking and fleet management software and services; (3) customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company's anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) unexpected liabilities or expenses; (7) the Company's ability to introduce new products and services in a timely manner; (8) litigation, regulatory and IP developments related to our products or components of our products; (9) dependence on a small number of customers for a significant portion of the Company's revenues; and (10) the Company's plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company's forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, net of recoveries, share-based compensation expense, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loans, loss on extinguishment of debt, impairment charges related to certain product lines the Company abandoned, net of recoveries from a related legal settlement, and charges related to the Company’s acquisition and divestiture activities, net of related costs recovered. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loan), charges related to the termination of our revolving credit facility and net foreign currency transaction gains and losses.
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company's stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company's ongoing operating performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources. Adjusted free cash flow is adjusted EBITDA less normalized interest payments, capital expenditures and tax payments.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2017 Inseego Corp. All rights reserved. The Inseego, Ctrack, Inseego North America, FW, Novatel Wireless and Enfora names and logos are trademarks of Inseego Corp.
###

Inseego Contact:
Stephen Smith
Phone: 1-858-247-2149
Email: stephen.smith@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenues:
Hardware	$42,810	$46,096	$129,221	$149,402
SaaS, software and services	14,651	14,785	43,542	41,234
Total net revenues	57,461	60,881	172,763	190,636
Cost of net revenues:
Hardware	37,277	32,768	108,097	109,395
SaaS, software and services	3,730	5,189	13,390	13,896
Impairment of abandoned product line, net of recoveries	82	—	1,489	—
Total cost of net revenues	41,089	37,957	122,976	123,291
Gross profit	16,372	22,924	49,787	67,345
Operating costs and expenses:
Research and development	5,099	7,942	16,788	24,248
Sales and marketing	6,181	7,953	20,340	24,062
General and administrative	7,118	14,551	27,249	34,744
Amortization of purchased intangible assets	905	1,008	2,714	2,912
Impairment of purchased intangible assets	—	2,594	—	2,594
Restructuring charges, net of recoveries	3,446	794	5,698	1,685
Total operating costs and expenses	22,749	34,842	72,789	90,245
Operating loss	(6,377)	(11,918)	(23,002)	(22,900)
Other income (expense):
Interest expense, net	(5,229)	(3,877)	(14,266)	(11,712)
Other income (expense), net	(1,780)	(3,560)	(3,408)	986
Loss before income taxes	(13,386)	(19,355)	(40,676)	(33,626)
Income tax provision (benefit)	409	(799)	1,270	(478)
Net loss	(13,795)	(18,556)	(41,946)	(33,148)
Less: Net loss (income) attributable to noncontrolling interests	6	(11)	33	(24)
Net loss attributable to Inseego Corp.	$(13,789)	$(18,567)	$(41,913)	$(33,172)
Per share data:
Net loss per share:
Basic and diluted	$(0.23)	$(0.34)	$(0.72)	$(0.62)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	59,004,520	53,876,795	58,157,171	53,584,410

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,587	$9,894
Restricted cash	411	—
Accounts receivable, net	21,009	22,203
Inventories	20,964	31,142
Prepaid expenses and other	10,680	5,208
Total current assets	72,651	68,447
Property, plant and equipment, net	6,899	8,392
Rental assets, net	6,816	7,003
Intangible assets, net	37,617	40,283
Goodwill	34,846	34,428
Other assets	72	163
Total assets	$158,901	$158,716
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$30,806	$31,242
Accrued expenses and other current liabilities	32,501	27,897
DigiCore bank facilities	2,952	3,238
Total current liabilities	66,259	62,377
Long-term liabilities:
Convertible senior notes, net	82,703	90,908
Term loan, net	43,682	—
Deferred tax liabilities, net	4,449	4,439
Other long-term liabilities	10,688	18,719
Total liabilities	207,781	176,443
Stockholders’ deficit:
Common stock	58	54
Additional paid-in capital	518,338	507,616
Accumulated other comprehensive income (loss)	(1,361)	(1,409)
Accumulated deficit	(565,937)	(524,024)
Total stockholders’ deficit attributable to Inseego Corp.	(48,902)	(17,763)
Noncontrolling interests	22	36
Total stockholders’ deficit	(48,880)	(17,727)
Total liabilities and stockholders’ deficit	$158,901	$158,716

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(13,795)	$(18,556)	$(41,946)	$(33,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,436	3,603	11,098	10,836
Amortization of acquisition-related inventory step-up	—	—	—	1,829
Provision for bad debts, net of recoveries	254	(38)	986	96
Loss on impairment of abandoned product line, net of recoveries	82	—	1,489	—
Provision for excess and obsolete inventory	704	1,027	876	2,580
Share-based compensation expense	963	1,115	2,942	3,437
Amortization of debt discount and debt issuance costs	2,758	2,112	7,840	6,335
Loss on extinguishment of debt	2,035	—	2,035	—
Loss on disposal of assets, net of gain on divestiture and sale of other assets	477	2,598	648	(4,290)
Loss on impairment of purchased intangible assets	—	2,594	—	2,594
Deferred income taxes	24	(527)	9	(735)
Non-cash equity earn-out compensation expense	—	2,109	—	2,109
Unrealized foreign currency transaction loss (gain), net	(851)	967	(794)	3,038
Other	(803)	(712)	(309)	183
Changes in assets and liabilities, net of effects from divestiture:
Restricted cash	2,100	—	(411)	—
Accounts receivable	5,586	5,423	614	9,881
Inventories	793	(8,635)	3,637	3,757
Prepaid expenses and other assets	(1,866)	(5,713)	(4,071)	(6,186)
Accounts payable	(5,226)	10,139	1,968	(7,077)
Accrued expenses, income taxes, and other	3,578	3,313	(1,813)	4,812
Net cash provided by (used in) operating activities	249	819	(15,202)	51
Cash flows from investing activities:
Installment payments related to past acquisitions	—	(1,875)	—	(3,750)
Purchases of property, plant and equipment	(293)	(382)	(1,737)	(875)
Proceeds from the sale of property, plant and equipment	—	247	182	392
Proceeds from the sale of divested assets	—	2,050	—	11,300
Proceeds from the sale of short-term investments	—	—	—	1,210
Purchases of intangible assets and additions to capitalized software development costs	(756)	(774)	(2,256)	(2,092)
Net cash provided by (used in) investing activities	(1,049)	(734)	(3,811)	6,185
Cash flows from financing activities:
Proceeds from term loans	46,917	—	64,917	—
Payment of issuance costs related to term loans	(481)	—	(905)	—
Repayment of term loan	(20,000)	—	(20,000)	—
Repurchase of convertible senior notes	(11,900)	—	(11,900)	—
Net repayment of DigiCore bank and overdraft facilities	(1,201)	(1,010)	(620)	(965)
Principal payments under capital lease obligations	(151)	(272)	(613)	(722)
Principal payments on mortgage bond	(74)	(63)	(216)	(175)
Taxes paid on vested restricted stock units, net of proceeds from stock option exercises and employee stock purchase plan	(62)	39	(793)	368
Net cash provided by (used in) financing activities	13,048	(1,306)	29,870	(1,494)
Effect of exchange rates on cash and cash equivalents	(1,516)	(155)	(1,164)	(147)
Net increase (decrease) in cash and cash equivalents	10,732	(1,376)	9,693	4,595
Cash and cash equivalents, beginning of period	8,855	18,541	9,894	12,570
Cash and cash equivalents, end of period	$19,587	$17,165	$19,587	$17,165

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(13,795)	$(0.23)	$(41,946)	$(0.72)
Adjustments:
Share-based compensation expense(a)	794	0.01	2,773	0.05
Purchased intangibles amortization(b)	1,445	0.03	4,325	0.08
Acquisition- and divestiture-related charges, net(c)	94	—	1,857	0.03
Debt discount and issuance costs amortization	2,758	0.05	7,840	0.13
Loss on extinguishment of debt	2,035	0.03	2,035	0.03
Restructuring charges, net of recoveries	3,446	0.06	5,698	0.10
Impairment of abandoned product line, net of recoveries(d)	82	—	1,489	0.03
Non-GAAP net loss	$(3,141)	$(0.05)	$(15,929)	$(0.27)

(a)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(d)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Acquisition- and divestiture-related charges, net	Non-GAAP
Cost of net revenues	$41,089	$35	$540	$—	$82	$—	$40,432
Operating costs and expenses:
Research and development	5,099	225	—	—	—	—	4,874
Sales and marketing	6,181	320	—	—	—	—	5,861
General and administrative	7,118	214	—	—	—	94	6,810
Amortization of purchased intangible assets	905	—	905	—	—	—	—
Restructuring charges, net of recoveries	3,446	—	—	3,446	—	—	—
Total operating costs and expenses	$22,749	759	905	3,446	—	94	$17,545
Total		$794	$1,445	$3,446	$82	$94

(a)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Impairment of abandoned product line, net of recoveries (c)	Acquisition- and divestiture-related charges, net (d)	Non-GAAP
Cost of net revenues	$122,976	$130	$1,611	$—	$1,489	$822	$118,924
Operating costs and expenses:
Research and development	16,788	541	—	—	—	—	16,247
Sales and marketing	20,340	536	—	—	—	—	19,804
General and administrative	27,249	1,566	—	—	—	1,080	24,603
Amortization of purchased intangible assets	2,714	—	2,714	—	—	—	—
Restructuring charges, net of recoveries	5,698	—	—	5,698	—	—	—
Total operating costs and expenses	$72,789	2,643	2,714	5,698	—	1,080	$60,654
Total		$2,773	$4,325	$5,698	$1,489	$1,902

(a)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Loss before income taxes	$(13,386)	$(40,676)
Depreciation and amortization(a)	3,436	11,098
Share-based compensation expense(b)	794	2,773
Restructuring charges, net of recoveries	3,446	5,698
Impairment of abandoned product line, net of recoveries(c)	82	1,489
Acquisition- and divestiture-related charges, net(d)	94	1,399
Interest expense, net(e)	5,229	14,266
Other expense, net(f)	1,780	3,408
Adjusted EBITDA	$1,475	$(545)

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718, net of share-based compensation expense included in restructuring charges.

(c)
Includes the additional write down of the value of certain inventory related to product lines the Company abandoned during the fourth quarter of 2016, net of recoveries from a related legal settlement.

(d)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges, net of related costs recovered.

(e)	Includes the amortization of debt discount and issuance costs related to the convertible senior notes and term loans.

(f)
Includes charges primarily related to the extinguishment of our previous term loan and a portion of our convertible senior notes, as well as charges related to the termination of our revolving credit facility and net foreign currency transaction losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.